As filed with the Securities and Exchange Commission on June 12, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL INDEMNITY PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	98-066489
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25/28 North Wall Quay

Dublin

Ireland

(Address of Principal Executive Offices, Zip Code)

GLOBAL INDEMNITY PLC SHARE INCENTIVE PLAN

(Full title of the plan)

Linda C. Hohn

Vice President and Associate General Counsel

c/o Global Indemnity Group, Inc.

Three Bala Plaza East, Suite 300

Bala Cynwyd, PA 19004 USA

(Name and address of agent for service)

(610) 664-1500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
A Ordinary Shares ($0.0001 par value per share)	2,000,000	$27.20	$54,000,000	$6,955.20

(1)	Represents the A ordinary shares of Global Indemnity Public Limited Company (the “Company”) issuable under the Global Indemnity plc Share Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1993, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers an indeterminate number of additional A ordinary shares that may be offered or issued pursuant to the Plan in connection with any stock split, stock dividend or similar transaction.
(2)	Estimated solely for the purpose of determining the registration fee in accordance with Rules 457(h) and (c) of the Securities Act. The proposed maximum offering price per share maximum aggregate offering price and amount of the registration fee are based upon the average of the high and low sales prices of the A ordinary shares as reported on the NASDAQ Global Select Market on June 11, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8. The documents containing information specified in this Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1). Such documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents of the Company filed with the Commission are incorporated by reference in this Registration Statement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with Commission rules):

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

(b)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014; and

(c)	The description of the Company’s A ordinary shares contained in the Company’s Current Report on Form 8-K12B, filed with the Commission on July 2, 2010, including any amendments or supplements thereto.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than information furnished pursuant to Item 2.02 or 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Subject to the provisions of and so far as may be admitted by Irish law, the Company’s articles of association provide that every director and the secretary of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court.

The Company may also indemnify any person who was, is or is threatened to be made a party to a Proceeding (as hereinafter defined) by reason of the fact that he or she is or was an “officer” of the Company as such term is defined under the Exchange Act (excluding any director or secretary) as well as with individuals serving as director, officer or some other function of any other entity, to the fullest extent permitted under Irish law, as the same exists or may hereafter be amended.

Such right shall include the right to be paid by the Company expenses incurred in defending any such Proceeding in advance of its final disposition to the maximum extent permitted under Irish law, as the same exists or may hereafter be amended; provided that to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the officer or other covered person is not entitled to be indemnified under this article or otherwise.

The Company’s subsidiary, United America Indemnity, Ltd. has entered into indemnification agreements as to certain of the Company’s directors, secretary and officers providing for the indemnification of, and advancement of expenses to, such persons, to the fullest extent permitted by law.

“Proceeding,” as used herein, means any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, claim or proceeding, and any inquiry or investigation that could lead to such an action, suit, claim or proceeding.

The Company maintains directors and officers liability insurance, as well as other types of insurance, covering certain liabilities that may be incurred by its directors and officers in the performance of their duties.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Document

4.1	Memorandum and Articles of Association of Global Indemnity plc (incorporated by reference as Exhibit 3.1 of the Company’s Quarterly Report on Form 10Q for the quarter ended June 30, 2013 (File No. 001-34809)).

4.2	Certificate of Incorporation of Global Indemnity plc, an Irish public limited company (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K12B dated July 2, 2010(File No. 001-34809).

4.3	Global Indemnity plc Share Incentive Plan.*

5.1	Opinion of A&L Goodbody, Solicitors as to the legality of the A ordinary shares.*

23.1	Consent of A&L Goodbody, Solicitors (included as part of Exhibit 5.1).*

23.2	Consent of PricewaterhouseCoopers LLP.*

24.1	Power of Attorney (included as part of signature page).*

*	Filed herewith

Item 9. Undertakings.

a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 12th day of June, 2014.

Global Indemnity Public Limited Company

By:	/s/ Cynthia Y. Valko
(Cynthia Y. Valko)
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington D.C., 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint Thomas M. McGeehan and Linda C. Hohn, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any all capacities, to sign this Registration Statement and any or all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

******

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed below by the following persons in the capacities indicated on June 12, 2014.

Signature	Title

/s/ Cynthia Y. Valko
(Cynthia Y. Valko)	Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Thomas M. McGeehan
(Thomas M. McGeehan)	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

/s/ Saul A. Fox
(Saul A. Fox)	Chairman and Director

/s/ James W. Crystal
(James W. Crystal)	Director

/s/ Seth J. Gersch
(Seth J. Gersch)	Director

/s/ John H. Howes
(John H. Howes)	Director

/s/ Chad A. Leat
(Chad A. Leat)	Director

/s/ Stephen A. Cozen
(Stephen A. Cozen)	Director

EXHIBIT INDEX

Exhibit No.	Document

4.1	Memorandum and Articles of Association of Global Indemnity plc (incorporate by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10Q for the quarter ended June 30, 2013 (File No. 001-34809)).

4.2	Certificate of Incorporation of Global Indemnity plc, an Irish public limited company (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K12B dated July 2, 2010 (File No. 001-34809)).

4.3	Global Indemnity plc Share Incentive Plan.*

5.1	Opinion of A&L Goodbody, Solicitors as to the legality of the A ordinary shares.*

23.1	Consent of A&L Goodbody, Solicitors (included as part of Exhibit 5.1).*

23.2	Consent of PricewaterhouseCoopers LLP.*

24.1	Power of Attorney (included as part of signature page).

*	Filed herewith